SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

              [ ] Preliminary Proxy Statement
              [ ] Confidential, for Use of the Commission Only (as permitted by
                  Rule 14a-6(e)(2))
Supplement to [x] Definitive Proxy Statement
              [ ] Definitive Additional Materials
              [ ] Soliciting Materials Pursuant toss.240.14a-11(c)
                  orss.240.14a-12

                              THE CANANDAIGUA FUNDS
                 Name of Registrant as Specified In Its Charter

                                       N/A
      Name of Person(s) Filing Proxy Statement if other than the Registrant

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    1) Title of each class of securities to which transaction applies:



    2) Aggregate number of securities to which transaction applies:



    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):



    4) Proposed maximum aggregate value of transaction:





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5) Total fee paid:



[   ]  Fee paid previously with preliminary materials:

[   ]  Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which such offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1) Amount Previously Paid:



       2) Form, Schedule or Registration Statement No.:



       3) Filing Party:



       4) Date Filed:





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                                  May 5, 2003






Dear Shareholder of the Canandaigua Funds:

           On April 22, 2003 we sent you a proxy statement and ballot and requested that you vote on the proposals contained in the proxy statement for a shareholder meeting to be held on April 29, 2003. Regrettably, we did not receive enough reply ballots to form a quorum and hold a valid meeting. As a result, the meeting has been adjourned until such time as sufficient votes are received.

           At this time we respectfully request that you complete the enclosed ballot and return it to us in the enclosed postage-paid, return-mail envelope. If you need an additional proxy statement please call us at 800-724-2621 and we will supply you with an additional copy. If you have any questions regarding the proxy statement or The Canandaigua Funds please call Scott Trumbower or Heather Hammond at 585-419-0613.

           IT IS VERY IMPORTANT THAT YOU RETURN YOUR PROXY BALLOT TO US AS SOON AS POSSIBLE SO THAT THE SHAREHOLDER MEETING CAN BE COMPLETED.


Very truly yours,

The Canandaigua Funds

Donald C. Greenhouse
Secretary/Treasurer








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